FOURTH AMENDED AND RESTATED

                                   B Y L A W S

                                       OF

                          MEVC DRAPER FISHER JURVETSON
                                  FUND I, INC.

                            (A DELAWARE CORPORATION)



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                                TABLE OF CONTENTS

                                                                           PAGE

Article 1 Offices ............................................................1
     1.1          Principal Office............................................1
     1.2          Additional Offices..........................................1

Article 2 Meeting of Stockholders.............................................1
     2.1          Place of Meeting............................................1
     2.2          Annual Meeting..............................................1
     2.3          Special Meetings............................................2
     2.4          Action Without a Meeting....................................3
     2.5          Notice of Meetings..........................................3
     2.6          Business Matter of a Special Meeting........................3
     2.7          List of Stockholders........................................3
     2.8          Organization and Conduct of Business........................4
     2.9          Quorum and Adjournments.....................................4
     2.10         Voting Rights...............................................4
     2.11         Majority Vote...............................................4
     2.12         Record Date for Stockholder Notice and Voting...............4
     2.13         Proxies.....................................................5
     2.14         Inspectors of Election......................................5

Article 3 Directors ..........................................................6
     3.1          Number; Election; Tenure and Qualifications.................6
     3.2          Vacancies...................................................7
     3.3          Resignation and Removal.....................................7
     3.4          Powers......................................................7
     3.5          Place of Meetings...........................................7
     3.6          Annual Meetings.............................................7
     3.7          Regular Meetings............................................7
     3.8          Special Meetings............................................8
     3.9          Quorum and Adjournments.....................................8
     3.10         Action Without Meeting......................................8
     3.11         Telephone Meetings..........................................8
     3.12         Waiver of Notice............................................8
     3.13         Fees and Compensation of Directors..........................8
     3.14         Rights of Inspection........................................9
     3.15         Committees of Directors.....................................9

Article 4 Officers ..........................................................10
     4.1          Officers Designated........................................10
     4.2          Appointment of Officers....................................10
     4.3          Subordinate Officers.......................................10
     4.4          Removal and Resignation of Officers........................10
     4.5          Vacancies in Offices.......................................10
     4.6          Compensation...............................................10

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     4.7          The Chairman of the Board..................................10
     4.8          The Vice Chairman..........................................11
     4.9          The Chief Executive Officer................................11
     4.10         The President..............................................11
     4.11         The Vice President.........................................11
     4.12         The Secretary..............................................11
     4.13         The Assistant Secretary....................................12
     4.14         The Chief Financial Officer................................12
     4.15         Bond ......................................................12
     4.16         Delegation of Authority....................................12

Article 5 Indemnification....................................................12
     5.1          Right to Indemnification...................................12
     5.2          Right to Advancement of Expenses...........................14
     5.3          Right of Indemnitee to Bring Suit..........................14
     5.4          Non-Exclusivity of Rights..................................15
     5.5          Insurance..................................................15
     5.6          Indemnification of Employees and Agents of the Corporation.15
     5.7          Nature of Rights...........................................15

Article 6 Capital Stock......................................................15
     6.1          Certificates for Shares....................................15
     6.2          Signatures on Certificates.................................16
     6.3          Transfer of Stock..........................................16
     6.4          Registered Stockholders....................................16
     6.5          Lost, Stolen or Destroyed Certificates.....................16

Article 7 Certain Transactions...............................................17
     7.1          Transactions with Interested Parties.......................17
     7.2          Quorum.....................................................17

Article 8 General Provisions.................................................17
     8.1          Dividends..................................................17
     8.2          Dividend Reserve...........................................17
     8.3          Checks.....................................................18
     8.4          Corporate Seal.............................................18
     8.5          Fiscal Year................................................18
     8.6          Execution of Corporate Contracts and Instruments...........18
     8.7          Representation of Shares of Other Corporations.............18

Article 9 Amendments.........................................................18

                           FOURTH AMENDED AND RESTATED

                                   B Y L A W S

                                       OF

                    MEVC DRAPER FISHER JURVETSON FUND I, INC.

                            (A DELAWARE CORPORATION)


                                    ARTICLE 1

                                     Offices

     1.1 PRINCIPAL OFFICE. The initial registered office of the corporation shall be 1209 Orange Street, Wilmington, Delaware, and the name of the initial registered agent in charge thereof is The Corporation Trust Company.

     1.2 ADDITIONAL OFFICES. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors may from time to time designate or the business of the corporation may require.

                                   ARTICLE 2

                             Meeting of Stockholders

     2.1 PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without of the State of Delaware, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, at the registered office of the corporation or the principal executive offices of the corporation.

     2.2 ANNUAL MEETING. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote the number of directors properly nominated and qualified for election to hold office until the next annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meetings.

     To be properly  brought before the annual meeting,  business must be either
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the Chairman, Vice Chairman, Chief Executive Officer or President, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or the Chairman, Vice Chairman, Chief Executive Officer or President, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered personally or deposited in the United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); PROVIDED, HOWEVER, that in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and
(iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this
Section 2.2; provided, however, that nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The Chairman (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     2.3 SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, only at the request of the Chairman, Vice Chairman, Chief Executive Officer or President or by a resolution duly adopted by a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     Any Stockholder owning at least fifteen percent (15%) of the outstanding common stock of the corporation may request that the board of directors call a special meeting of stockholders.

     The request shall be in writing and shall state the purpose(s) of the special meeting. The board of directors shall consider the stockholder's request at the next meeting of the board of directors following its receipt of the stockholder's request. If the board of directors determines to call a special meeting, within five (5) business days of the determination of the board of directors, the board of directors shall call such a meeting to be held at the corporation's principal office in the United States, on a date that shall be not more than sixty (60) nor less than ten (10) days after the record date of such meeting. Written notice of such meeting shall be sent not more than sixty (60) nor less than ten (10) days, or such greater time period required by applicable law, before the date of such meeting to each stockholder entitled to vote at such meeting. The record date for such meeting shall be fixed by resolution of the board of directors on a date not preceding the date of such resolution.

     2.4 ACTION WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action or actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the corporation by hand or certified mail, return receipt requested, to its principal executive office, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     2.5 NOTICE OF MEETINGS. Written notice of stockholders' meetings, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days prior to the meeting.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; PROVIDED, HOWEVER, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Whenever, under the provisions of Delaware law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any stockholder it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     Whenever any notice is required to be given under the provisions of Delaware law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     2.6 BUSINESS MATTER OF A SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, except to the extent such notice is waived or is not required.

     2.7 LIST OF STOCKHOLDERS. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

     2.8 ORGANIZATION AND CONDUCT OF BUSINESS. The Chairman or, in his or her absence, Chief Executive Officer or, in their absence, such person as the board of directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the chairman appoints.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

     2.9 QUORUM AND ADJOURNMENTS. Except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of at least a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

     2.10 VOTING RIGHTS. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

     2.11 MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

     2.12 RECORD DATE FOR  STOCKHOLDER  NOTICE AND VOTING.

          (i) For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action. If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (ii) For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required under Delaware law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by hand or certified mail, return receipt requested, to its principal executive office, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required under Delaware law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.

     2.13 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.

     2.14 INSPECTORS OF ELECTION. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

                                    ARTICLE 3

                                    Directors

     3.1 NUMBER; ELECTION; TENURE AND QUALIFICATIONS. The board of directors of the corporation shall consist of not less than three (3) members nor more than seven (7) members. The Board shall be comprised of one class of directors. Each director shall hold office until the next annual meeting of stockholders after his/her election.

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors at the annual meeting, by or at the direction of the board of directors, may be made by any nominating committee or person appointed by the board of directors; nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.1. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. The Board or a Nominating Committee thereof shall determine the eligibility of any nominated candidate based on criteria determined by the Board or the Nominating Committee. To be timely, a stockholder's notice shall be delivered personally or deposited in the United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 60 days nor more than 90 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that, in the case of an annual meeting and in the event that less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the scheduled meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The corporation or the Nominating

Committee may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein.

     In connection with any annual meeting, the Chairman (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Directors need not be stockholders.

     3.2 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these Bylaws, may exercise the powers of the full board of directors until the vacancy is filled.

     3.3 RESIGNATION AND REMOVAL. Any director may resign at any time by delivering written notice to the corporation at its principal place of business or to the Chairman, Vice Chairman, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, but only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

     3.4 POWERS. The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     3.5 PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

     3.6 ANNUAL MEETINGS. The annual meetings of the board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the board of directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

     3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as may be determined from time to time by the board of directors.

     3.8 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the Chairman, Vice Chairman, Chief Executive Officer, President, Secretary, any Vice President or by a majority of the board of directors upon one (1) day's notice to each director and can be delivered either personally, or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one (1) day in advance of the meeting), telegram or facsimile or electronic mail transmission, and on five (5) day's notice, by mail. The notice need not describe the purpose of the special meeting.

     3.9 QUORUM AND ADJOURNMENTS. At all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may otherwise be specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

     3.10 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

     3.11 TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the board of directors or any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     3.12 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     3.13 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, for service performed as directors, including the expenses incurred in connection with their attendance at meetings of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a fixed or variable salary for their service as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.14 RIGHTS OF INSPECTION. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

     3.15 COMMITTEES OF DIRECTORS.

          (i) The board of directors may, by resolution passed by a majority of the entire board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

          (iii) Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          (iv) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

                                   ARTICLE 4

                                    Officers

     4.1 OFFICERS DESIGNATED. The officers of the corporation shall be chosen by the board of directors and shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer or Treasurer. The board of directors may also appoint a Chairman, a Vice Chairman, a President, a Chief Operating Officer, a Chief Technical Officer, one or more Vice Presidents, and one or more assistant Secretaries. Any number of offices may be held by the same person, except as otherwise provided in the Certificate of Incorporation or these Bylaws.

     4.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or
4.5 of this Article 4, shall be chosen in such manner and shall hold their offices for such terms as are prescribed by these Bylaws or determined by the board of directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. This Section does not create any rights of employment or continued employment. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     4.3 SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the Chairman, Vice Chairman, Chief Executive Officer and/or President to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

     4.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     4.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

     4.6 COMPENSATION. The salaries of all officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary because such officer is also a director of the corporation.

     4.7 THE CHAIRMAN OF THE BOARD. The Chairman, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to such officer from time to time by the board of directors. In the absence of an appointed Chief Executive Officer, the Chairman shall be deemed to function in the capacity of the Chief Executive Officer.

     4.8 THE VICE CHAIRMAN. The Vice Chairman, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to such officer from time to time by the Chairman, if such an officer be elected, or by the board of directors. If there is no Chairman, the Vice Chairman shall also fulfill the duties of that position. If there is neither a Chairman nor a Chief Executive Officer, the Vice Chairman shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 4.9 of this Article 4.

     4.9 THE CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman and/or the Vice Chairman, if there be such either such officer, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman, or, if there be none, at all meetings of the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     4.10 THE PRESIDENT. The President shall, in the event there be no Chief Executive Officer or Chairman or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for him or her by the board of directors, the Chairman, the Vice Chairman, the Chief Executive Officer or these Bylaws.

     4.11 THE VICE PRESIDENT. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the board of directors, the President, the Vice Chairman, the Chairman or these Bylaws.

     4.12 THE SECRETARY. The Secretary shall attend all meetings of the board of directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform such other duties as may from time to time be prescribed by the board of directors, the Chairman, the Vice Chairman or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     4.13 THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the board of directors (or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the board of directors.

     4.14 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer (or Treasurer if the chief financial and accounting officer has such title) shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

     4.15 BOND. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of such officer's office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer's possession or under such officer's control and belonging to the corporation.

     4.16 DELEGATION OF AUTHORITY. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

                                   ARTICLE 5

                                 Indemnification

     5.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 5.3 hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

Notwithstanding the foregoing, no indemnification shall be provided hereunder to an officer or director:

               (a) who shall have been adjudicated, by the court or other body before which the proceeding was brought, to be liable to the corporation or its stockholders by reason of such officer's or director's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, "disabling conduct"); or

               (b) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such officer or director was liable to corporation or its stockholders by reason of disabling conduct, unless there has been a determination that such officer or director did not engage in disabling conduct by:

                    (i) at least a majority of those directors who are neither "interested persons" of the corporation (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended ("1940 Act") nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                    (ii) written advice of independent  legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that indemnification shall be provided hereunder to a director or officer with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the director or officer was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such director or officer has been charged. For purposes of this Section 5.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or
(iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     5.2 RIGHT TO ADVANCEMENT OF EXPENSES. In addition to the right to indemnification conferred in Section 5.1 hereof, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the General Corporation Law of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 5.2 or otherwise; and provided, further, that (a) such director or officer shall have provided appropriate security for such undertaking, (b) the corporation is insured against losses arising out of any such advance payments, or (c) either a majority of the directors who are neither "interested persons" of the corporation (as such term is defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding, or independent legal counsel by means of written advice, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such director or officer will be found entitled to indemnification under this Article 5.

     5.3 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 5.1 or 5.2 hereof is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of Delaware. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 5 or otherwise shall be on the corporation.

     5.4 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article 5 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or directors or otherwise.

     5.5 INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     5.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article 5 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     5.7 NATURE OF RIGHTS. The rights conferred upon indemnitees in this Article 5 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Any amendment, alteration or repeal of this Article 5 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

                                   ARTICLE 6

                                  Capital Stock

     6.1 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, the Secretary or an Assistant

Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     6.2 SIGNATURES ON CERTIFICATES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.3 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated share, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

     6.4 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     6.5 LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE 7

                              Certain Transactions

     7.1 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if:

          (a) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

     7.2 QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE 8

                               General Provisions

     8.1 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the General Corporation Law of the State of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     8.2 DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

     8.4 CORPORATE SEAL. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the board of directors.

     8.5 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     8.6 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     8.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

                                   ARTICLE 9

                                   Amendments

     The board of directors is expressly empowered to adopt, amend or repeal these Bylaws, provided, however, that any adoption, amendment or repeal of these Bylaws by the board of directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders shall also have power to adopt, amend or repeal these Bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the Certificate of Incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these Bylaws.